Exhibit 99.1

SHAPEWAYS REPORTS FOURTH QUARTER AND YEAR END 2021 RESULTS

- Full Year Gross Profit Grew by 14% -

- Shapeways to Host Webcast and Conference Call -

New York, NY, Thursday, March 31, 2022 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the fourth quarter and year ended December 31, 2021.

Financial Highlights for the Quarter ended December 31, 2021

•	Revenue was $8.3 million compared to $8.7 million for the same period in 2020

•	Gross profit was $3.9 million compared to $3.9 million for the same period in 2020

•	Gross margins improved by 250 bps to 46.8% from 44.7 for the same period in 2020

•	Net income (loss) was $(2.4) million compared to $(0.2) million for the same period in 2020

•	Adjusted EBITDA was $(3.1) million compared to $0.2 million for the same period in 2020

Financial Highlights for the Year ended December 31, 2021

•	Revenue was $33.6 million compared to $31.8 million for 2020, a 6% increase

•	Gross profit was $15.9 million compared to $13.9 million for 2020, a 14% increase

•	Gross margins improved by 360 bps to 47.3% from 43.7% for 2020

•	Net income (loss) was $1.8 million compared to $(3.2) million for 2020

•	Adjusted EBITDA was $(4.5) million compared to $(1.4) million for 2020

“In 2021 we diligently executed on our strategic plan while completing the milestone of becoming a publicly traded company. The completion of our business combination facilitated accelerating our investment opportunities to drive long-term growth by enabling us to scale across materials, markets, technologies, and broaden the rollout of additional phases of our offering of software as a service,” said Greg Kress, Shapeways’ Chief Executive Officer. “We appreciate it will take time to realize progress on each of our key growth business development initiatives, which include the introduction of our proprietary software Otto™, growing our customer base, and expanding our additive manufacturing offerings through the purchase of additional Desktop Metal machines”.

Mr. Kress continued, “Shapeways is well positioned to capture and expand market share in 2022 as these investments continue to ramp and contribute to our long-term growth. We entered the new year with a solid business pipeline, and believe that we are well positioned to continue providing world class additive printing solutions through automation, innovation and digitization. We remain committed to executing on our long-term strategic growth plan, which we believe will allow us to expand market share and accelerate growth in the coming quarters.”

Business Updates

The Company continued the expansion of its additive manufacturing offering by launching new technologies and materials. In the fourth quarter of 2021 and into the first quarter of 2022, the Company began deployment of a broad portfolio of Desktop Metal solutions to expand its global manufacturing footprint across metals, elastomers, polymers, composites, and digital casting applications. The Company anticipates continuing to deploy additional Desktop Metal hardware as the year progresses.

In the fourth quarter of 2021, the Company publicly launched the first phase of its Software-as-a-Service (“SaaS”) offering under the brand name Otto™ to gain feedback on product market fit, pricing and optimal use cases. Otto is a purpose-built SaaS platform which provides traditional manufacturers with a simpler, faster and more flexible path to 3D printing for industrial-grade production.

The Company further built out its go-to-market strategy by expanding its sales team and broadening its business development efforts to middle market and enterprise customers.

Balance Sheet and Liquidity

As of December 31, 2021, the Company had cash and cash equivalents of $79.7 million.

Outlook

The Company is continuing to make investments to expand its additive manufacturing platform and increase its business development activities throughout the year. The investments are expected to result in a ramp in sales in the back half of the year and are anticipated to pressure margins in the coming year.

For the first quarter of 2022, the Company anticipates revenue to be in the range of $7.3 million to $7.4 million.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Thursday, March 31, 2022, at 5:00 p.m. ET. To participate in the call, please dial 1-844-826-3033, or 1-412-317-5185 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company’s website at shapeways.com.

If you cannot participate in the live event, a replay will be available on Thursday, March 31, 2022, beginning at 8:00 p.m. ET through 11:59 p.m. ET, Thursday, April 14, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 10164321. A webcast of the replay will also be available by visiting the investors section of the Company’s website at shapeways.com.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 11 additive manufacturing technologies and approximately 100 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 23 million parts to 1 million customers in over 175 countries. To learn more, please visit https://www.shapeways.com.

Contact Information

Investor Relations

investors@shapeways.com

Media Relations

press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s strategy, future operations, outlook, and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management of the Company and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the business combination or any future acquisitions; the risk that Shapeways has a history of losses and the Company may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects of its business, which could cause the Company’s operating results to suffer; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company’s new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale our platform; and those factors discussed in Shapeways’ most recent Form 10-K, under the heading “Risk Factors,” and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating our operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

Shapeways defines Adjusted EBITDA as net income (loss) excluding debt forgiveness, interest expense, net of interest income, income tax benefit, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, and other non-operating gains and losses.

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net income (loss) to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

BALANCE SHEET

As of December 31, 2021 and December 31, 2020

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$79,677	$8,564
Restricted cash	142	145
Accounts receivable	1,372	185
Inventory	927	727
Promissory note due from related party	—	151
Prepaid expenses and other current assets	4,360	1,910

Total current assets	86,478	11,682
Property and equipment, net	4,388	948
Right-of-use assets, net	842	2,102
Goodwill	1,835	1,835
Security deposits	175	175

Total assets	$93,718	$16,742

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,909	$1,633
Accrued expenses and other liabilities	2,645	3,319
Current portion of long-term debt	—	8,332
Operating lease liabilities, current	639	1,222
Deferred revenue	921	753

Total current liabilities	6,114	15,259
Operating lease liabilities, net of current portion	326	1,094
Warrant liabilities	2,274	—
Long-term debt	—	2,236

Total liabilities	8,714	18,589

Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2021 and 2020, respectively)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 48,627,739 and 32,184,263 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	5	3
Additional paid-in capital	198,179	112,994
Accumulated deficit	(112,811)	(114,567)
Accumulated other comprehensive loss	(369)	(277)

Total stockholders’ equity (deficit)	85,004	(1,847)

Total liabilities and stockholders’ equity (deficit)	$93,718	$16,742

STATEMENT OF OPERATIONS

Twelve Months Ended December 31, 2021 and 2020

	Year Ended December 31,
	2021	2020
Revenue, net	$33,623	$31,775
Cost of revenue	17,673	17,903

Gross profit	15,950	13,872
Operating expenses
Selling, general and administrative	17,561	10,752
Research and development	6,281	5,592
Amortization and depreciation	133	149

Total operating expenses	23,975	16,493

Loss from operations	(8,025)	(2,621)
Other income (expense)
Long-term debt forgiveness	2,000	—
Change in fair value of warrant liabilities	8,106	—
Interest expense	(404)	(582)
Interest income	1	1
Other income	7	9
Loss on disposal of assets	—	(4)

Total other income (expense), net	9,710	(576)

Income (loss) before income tax benefit	1,685	(3,197)
Income tax benefit	(71)	(29)

Net income (loss)	1,756	(3,168)
Deemed dividend - Earnout Shares	(18,132)	—

Net loss attributable to common stockholders	$(16,376)	$(3,168)

Net income (loss) per share:
Basic	$0.04	$(0.09)

Diluted	$0.04	$(0.09)

Net loss per share attributable to common stockholders:
Basic	$(0.40)	$(0.09)

Diluted	$(0.40)	$(0.09)

Weighted average common shares outstanding:
Basic	41,040,637	35,713,913

Diluted	41,040,637	35,713,913

Other comprehensive (loss) income
Foreign currency translation adjustment	(92)	83

Comprehensive loss	$(16,468)	$(3,085)

STATEMENT OF CASH FLOWS

For the Twelve Months Ended December 31, 2021 and 2020

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,756	$(3,168)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	593	473
Loss on disposal of assets	—	4
Stock-based compensation expense	2,907	721
Non-cash lease expense	763	2,056
Non-cash debt forgiveness	(2,000)	—
Change in fair value of warrant liabilities	(8,106)	—
Change in operating assets and liabilities:
Accounts receivable	(1,180)	(40)
Inventory	(175)	(310)
Prepaid expenses and other assets	(2,355)	(5)
Interest on promissory note due from related party	—	49
Security deposits	—	259
Accounts payable	207	(379)
Accrued expenses and other liabilities	223	814
Lease liabilities	(854)	(2,129)
Deferred revenue	162	345
Deferred rent	—	(283)

Net cash used in operating activities	(8,059)	(1,593)

Cash flows from investing activities:
Purchases of property and equipment	(3,960)	(104)

Net cash used in investing activities	(3,960)	(104)

Cash flows from financing activities:
Principal payments on capital leases	—	(18)
Proceeds from issuance of common stock	595	86
Proceeds received from exercise of preferred stock warrants	60	—
Tax payments related to shares withheld for vested restricted stock units	(594)	—
Effect of Merger, net of transaction costs	86,792	—
Repayments of loans payable	(3,586)	(1,318)
Proceeds from loans payable	—	1,982

Net cash provided by financing activities	83,267	732

Net change in cash and cash equivalents and restricted cash	$71,248	$(965)

Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	(138)	69
Cash and cash equivalents and restricted cash at beginning of year	8,709	9,605

Cash and cash equivalents and restricted cash at end of year	$79,819	$8,709

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$85	$182

Issuance of Legacy Shapeways common stock upon conversion of convertible notes	$5,913	$—

Repurchase of Legacy Shapeways common stock	$(152)	$—

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,
(Dollars in thousands)	2021	2020
Net income (loss)	$(2,369)	$(237)
Debt forgiveness	—	—
Interest expense, net	—	138
Depreciation and amortization	169	110
Stock-based compensation	2,125	177
Change in fair value of warrant liabilities	(3,019)	—
Income tax benefit	—	(29)
Other	(7)	25

Adjusted EBITDA	$(3,101)	$184

	Year Ended December 31,
(Dollars in thousands)	2021	2020
Net income (loss)	$1,756	$(3,168)
Debt forgiveness	(2,000)	—
Interest expense, net	403	581
Depreciation and amortization	593	473
Stock-based compensation	2,907	721
Change in fair value of warrant liabilities	(8,106)	—
Income tax benefit	(71)	(29)
Other	15	30

Adjusted EBITDA	$(4,503)	$(1,392)